Exhibit 32.1
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350, as adopted), Michael S. Exton, Ph.D., Principal Executive Officer of Lexicon Pharmaceuticals, Inc. (“Lexicon”), and Kristen L. Alexander, Principal Financial Officer of Lexicon, each hereby certify that:
1.Lexicon's Quarterly Report on Form 10-Q for the period ended September 30, 2024, and to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and
2.The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Lexicon.
IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the November 13, 2024.

By:	/s/ Michael S. Exton
Michael S. Exton, Ph.D.
Chief Executive Officer

By:	/s/ Kristen L. Alexander
Kristen L. Alexander
Vice President, Finance and Accounting